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                                                                   EXHIBIT 10.8B

                   SECOND AMENDMENT TO SUBDIVISION AGREEMENT
                   -----------------------------------------


     THIS SECOND AMENDMENT TO SUBDIVISION AGREEMENT is made this _____ day of ______________, 1999, by and between the CITY OF BLACK HAWK, COLORADO (the "City") and ISLE OF CAPRI BLACK HAWK, LLC (the "Developer").

                                   RECITALS:
                                   --------

     A. The City and the Developer entered into a Subdivision Agreement on February 20, 1998 to secure the construction of certain public improvements for the benefit of Isle of Capri, Black Hawk Subdivision Filing No. 1 (the "Agreement").

     B. The City and the Developer entered a First Amendment to the Agreement on November 18, 1998, to allow the Developer to receive a temporary certificate of occupancy prior to the completion of certain public improvements described in paragraph 3 of the Agreement, specifically the Mill Street Bridge, the traffic signal at Mill and Main Streets, the traffic signal at Mill Street and State Highway, Main Street paving, and certain utilities (the "First Amendment"), subject to the Developer's compliance with the terms and conditions contained in the First Amendment.

     C. The City and the Developer have determined that the design issues necessary to address the impacts of the gaming, hotel and other commercial uses of the Property to the Mill Street Bridge, Main Street and State Highway 119, cannot be fully addressed before the opening of the hotel use on the Property, and the City and Developer desire to enter into this Second Amendment to described the Developer's obligation to address these impacts in the future.

  D. The City and the Developer also desire to describe the additional public improvements and related dedication that must be made prior to the issuance of a temporary certificate of occupancy for the hotel portion of the Property.

                                  AGREEMENT:
                                  ---------

     NOW, THEREFORE, for and in consideration of the mutual promises and covenants contained herein, the sufficiency of which is mutually acknowledged, the parties hereto agree as follows:

     Section 1. Paragraph 3a. of the Agreement is amended to provide as follows:

                 a. The Developer shall participate in the cost of the public improvements that are necessary to address the impacts created by the Property to Main Street which includes, but is not limited to the extension of Main Street to State Highway 119 ("Main Street"), and State Highway 119, as determined by the City and the
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                    Colorado Department of Highways ("CDOT"). The scope of these public improvements as well as the costs attributable to the Developer for its proportionate share of these public improvements shall be determined by the City and CDOT (the "Costs"). The Costs that are attributable to the Developer shall be determined based on an equitable apportionment of the entire cost of these public improvement to all benefited properties in the manner reasonably determined by the City. The Developer shall pay such Costs to the City or other public entity as determined by the City within ninety (90) days of written request by the City; or in the alternative, the Developer may participate in a financing district that is acceptable to the City and the Developer pursuant to a separate agreement between the City and the Developer. Upon payment of such Costs, the City shall issue the Developer the final certificate of occupancy for those uses of the Property that have received a temporary certificate of occupancy. In the event the Developer fails to pay the City or other public entity designated by the City the cost of the public improvements described herein or participate in a financing district acceptable to the City and the Developer as provided herein, the Developer acknowledges and agrees that the City may certify such Costs as a tax or charge pursuant to C.R.S. (S) 31-20-105, as amended, to be collected and paid over to the City by Gilpin County Treasurer in the same manner as property taxes.

     Section 2. Paragraph 3 of the Agreement is amended by the addition of a new subsection e. to provide as follows:

                 e. As part of the consideration of the Development Incentive
                    Agreement between the City and the Developer that was entered into contemporaneously with this Second Amendment, the Developer shall, prior to the issuance of a temporary certificate of occupancy for the hotel portion of the Property, convey to the City the real property described in EXHIBIT E, which is attached hereto and incorporated by this reference, by special warranty deed, free and clear of all liens and encumbrances, except permitted exceptions as reasonably determined by the parties hereto. Additionally, prior to the issuance of such temporary certificate of occupancy, the Developer shall complete the public improvements that are described in EXHIBIT F, which is attached hereto and incorporated by this reference.
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     Section 3.  Paragraphs 6 and 11 of the Agreement are hereby amended by replacing Exhibit C as it appears in the Agreement, with EXHIBIT C-1, which is attached hereto and incorporated by this reference.

     Section 4. Except as specifically amended and modified herein, all other provisions of the Subdivision Agreement and the First Amendment hereto shall remain in full force and effect.

     WHEREFORE, the parties hereto have executed this Second Amendment to Subdivision Agreement on the day and year first above-written.


                                   CITY OF BLACK HAWK, COLORADO


                              By:  _______________________________
                                   Kathryn E. Eccker, Mayor

ATTEST:


___________________________________
Deborah S. Yancy, City Clerk

APPROVED AS TO FORM:


___________________________________
James S. Maloney, City Attorney
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                                    ISLE OF CAPRI BLACK HAWK, LLC


                              By:  ______________________________


STATE OF _____________________
                              ) ss.
COUNTY OF _________________   )

     The foregoing instrument was subscribed, sworn to, and acknowledged before me this _____ day of _______________, 1999, by _______________________ as the
________________ of Isle of Capri Black Hawk, LLC.

     My commission expires:  __________________________

(S E A L)
                                    ______________________________
                                    Notary Public